UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)

5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 487-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
SIGNATURES

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     From July 2004 through the date of filing this report, Save the World Air, Inc. (the “Company”) has engaged in a private offering of units comprised of shares of its common stock and one-year warrants to purchase an equal number of shares of common stock at an exercise price of $1.50 per share. This effort is ongoing. During such period, the Company raised an aggregate of $1,381,500 from 33 purchases in connection with the sales of an aggregate of 1,381,500 shares of the Company’s common stock.

     From July 2004 to September 2004, the Company sold but did not issue, an aggregate of 125,000 shares of common stock to accredited investors. The shares were issued in November 2004. In connection with the investors’ purchase, the Company issued warrants to purchase an aggregate of 125,000 shares of common stock. The aggregate consideration paid to the Company for such shares and warrants was $125,000.

     From October 2004 to December 2004, the company sold an aggregate of 591,500 shares of common stock to accredited investors. In connection with the investors’ purchase, the Company issued warrants to purchase an aggregate of 591,500 shares of common stock The aggregate consideration paid to the Company for such shares and warrants was $591,500.

     From January 2005 to March 2005, the company sold an aggregate of 665,000 shares of common stock to accredited investors. In connection with the investors’ purchase, the Company issued warrants to purchase an aggregate of 665,000 shares of common stock The aggregate consideration paid to the Company for such shares and warrants was $665,000.

     On August 30, 2004, the Company issued 4,000 shares of common stock to an individual in connection with the exercise of warrants previously issued to him. The aggregate gross and net proceeds to the Company in connection with such exercise was $1,600.

     In September 2004, the Company issued an aggregate of 50,000 shares of Common Stock to an advisor and his designees in exchange for advisory services rendered to the Company.

     In September 2004, the Company issued 20,000 shares of common stock to an individual in exchange for services rendered to the Company. In October 2004, the Company issued 65,000 shares shares of common stock to an individual in exchange for services rendered to the Company.

     In October 2004, the Company issued 6,500 shares of common stock to an individual in connection with the exercise of warrants previously issued to him. The aggregate consideration paid to the Company in connection with such exercises was $2,600.

     On January 31, 2005 the Company issued 500 shares of common stock to an individual in connection with the exercise of warrants previously issued to him. The aggregate consideration paid to the Company in connection with such exercise was $200.

     All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder as not involving a public offering of securities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2005	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
President and Chief Financial Officer